UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LONGEVERON INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2174146
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1951 NW 7th Avenue, Suite 520
Miami, Florida	33136
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of exchange on which each class is to be registered
Transferable Subscription Rights to Purchase Class A Common Stock, $0.001 par value per share	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-272946

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Information Required in Registration Statement

This Form 8-A is being filed in connection with Longeveron Inc.’s (the “Registrant”) listing of transferable subscription rights (the “Subscription Rights”) to purchase shares of the Registrant’s Class A common stock, par value $0.001 per share (the “common stock”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The NASDAQ Capital Market commencing on August 22, 2023. Each holder of the Registrant’s Class A common stock and Class B common stock (together, the “common stock”), par value $0.001 per share, and each holder of warrants exercisable for Class A common stock (the “participating warrants”) will receive on August 18, 2023, the record date of the Rights Offering (the “Record Date”), five Subscription Rights for every share of common stock beneficially owned or share of Class A common stock underlying a Participating Warrant owned and settled by 5:00 p.m., Eastern Time, on August 16, 2023.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Subscription Rights to be registered hereunder is set forth under the captions “Summary of the Offering,” “The Rights Offering” and “Material U.S. Federal Income Tax Consequences” in the prospectus dated August 14, 2023, as filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of our Registration Statement on Form S-1 (File No. 333-272946) initially filed with the Securities and Exchange Commission on June 27, 2023, including all amendments thereto (the “Registration Statement”). Such description is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Longeveron Inc., incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on February 16, 2021
3.2	Bylaws of Longeveron Inc., incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on February 16, 2021
4.1	Specimen Class A common stock Certificate evidencing the shares of Class A common stock, incorporated by reference to Exhibit 4.1 on Registrant’s Registration Statement No. 333-252234 filed February 3, 2021
4.2	Form of Transferable Subscription Rights Certificate, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A filed on July 28, 2023

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LONGEVERON INC.

Dated: August 14, 2023	By:	/s/ Wa’el Hashad
		Name:	Wa’el Hashad
		Title:	Chief Executive Officer

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